Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(4,079,464)
Unrealized Gain (Loss) on Market Value of Futures	(484,420)
Dividend Income	1,742
Interest Income	1,130
ETF Transaction Fees	1,750
Total Income (Loss)	$(4,559,262)

Expenses
General Partner Management Fees	$70,774
Brokerage Commissions	7,885
NYMEX License Fee	1,770
Non-interested Directors' Fees and Expenses	1,271
Prepaid Insurance Expense	835
SEC & FINRA Registration Expense	750
Other Expenses	19,585
Total Expenses	102,870
Expense Waiver	(2,024)
Net Expenses	$100,846
Net Income (Loss)	$(4,660,108)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/12	$164,993,953
Redemptions (650,000 Units)	(36,747,207)
Net Income (Loss)	(4,660,108)

Net Asset Value End of Month	$123,586,638
Net Asset Value Per Unit (2,250,000 Units)	$54.93

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502